ISDA

                  International Swap Dealers Association, Inc.

                                MASTER AGREEMENT

                          dated as of February 28, 1996

Internationale Nederlandea (U.S.) Capital Markets, Inc. and New Valley Corporation have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:

1. INTERPRETATION

     (a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

     (b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

     (c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2. OBLIGATIONS

          (a) General Conditions.

          (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

          (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency.

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                                      - 2 -

          Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

          (iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing,
     (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and
     (3) each other applicable condition precedent specified in this Agreement.

     (b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

     (c) Netting. If on any date amounts would otherwise be payable:

     (i) in the same currency; and

     (ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

     The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices

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                                      - 3 -

through which the parties make and receive payments or deliveries.

          (d) Deduction or Withholding for Tax.

          (i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:

               (1) promptly notify the other party ("Y") of such requirement;

               (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

               (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

               (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:

                    (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

                    (B) the failure of a representation made by Y pursuant to
               Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on

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                                      - 4 -

               or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

               (ii) Liability. If:

               (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

               (2) X does not so deduct or withhold; and

               (3) a liability resulting from such Tax is assessed directly against X,

               then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

               (e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to
          Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

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                                      - 5 -

3. REPRESENTATIONS

     Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:

          (a) Basic Representations.

          (i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

          (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

          (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

          (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

          (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

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                                      - 6 -

     (b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

     (c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

     (d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

     (e) Payer Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

     (f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4. AGREEMENTS

     Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:

     (a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:

          (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

          (ii) any other documents specified in the Schedule or any Confirmation; and

          (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or

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                                      - 7 -

     its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

     (b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

     (c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

     (d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

     (e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

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                                      - 8 -

5. EVENTS OF DEFAULT AND TERMINATION EVENTS

     (a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:

          (i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

          (ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under
     Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

          (iii) Credit Support Default.

               (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

               (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

               (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

          (iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated

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                                      - 9 -

     or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

          (v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

          (vi) Cross Default. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

          (vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:

               (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes

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                                     - 10 -

          insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

          (viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:

               (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its


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                                     - 11 -

          predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

               (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

     (b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in
(ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:

          (i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):

               (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

               (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

          (ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in

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                                     - 12 -

     respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

          (iii) Tax Event Upon Merger. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

          (iv) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

          (v) Additional Termination Event. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

     (c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

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                                     - 13 -

6. EARLY TERMINATION

     (a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

          (b) Right to Terminate Following Termination Event.

          (i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

          (ii) Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

          If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).


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                                     - 14 -

          Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

          (iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

          (iv) Right to Terminate. If:

               (1) a transfer under Section 6(b)(ii) or an agreement under
          Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

               (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

               (c) Effect of Designation.

               (i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

               (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated

          Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to
          Section 6(e).

               (d) Calculations.

               (i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

               (ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

     (e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Setoff.

          (i) Events of Default. If the Early Termination Date results from an Event of Default:

               (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

               (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

               (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

               (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

          (ii) Termination Events. If the Early Termination Date results from a Termination Event:

               (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

               (2) Two Affected Parties. If there are two Affected Parties:

                    (A) if Market Quotation applies, each party will determine a
               Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

                    (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

               If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

               (iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

               (iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7. TRANSFER

     Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:

     (a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

     (b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

     Any purported transfer that is not in compliance with this Section will be void.

8. CONTRACTUAL CURRENCY

     (a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

     (b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

     (c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

     (d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9. MISCELLANEOUS

     (a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

     (b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing

(including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

     (c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

     (d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

     (e) Counterparts and Confirmations.

          (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

          (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

     (f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

     (g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10. OFFICES; MULTIBRANCH PARTIES

     (a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

     (b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

     (c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11. EXPENSES

     A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12. NOTICES

     (a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:

          (i) if in writing and delivered in person or by courier, on the date it is delivered;

          (ii) if sent by telex, on the date the recipient's answerback is received;

          (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

          (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

          (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

     (b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13. GOVERNING LAW AND JURISDICTION

     (a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

     (b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:

          (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

          (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

     (c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

     (d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14. DEFINITIONS

As used in this Agreement:

     "Additional Termination Event" has the meaning specified in Section 5(b).

     "Affected Party" has the meaning specified in Section 5(b).

     "Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

     "Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

     "Applicable Rate" means:

     (a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

     (b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

     (c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

     (d) in all other cases, the Termination Rate.

     "Burdened Party" has the meaning specified in Section 5(b).

     "Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

     "consent" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

     "Credit Event Upon Merger" has the meaning specified in Section 5(b).

     "Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

     "Credit Support Provider" has the meaning specified in the Schedule.

     "Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

     "Defaulting Party" has the meaning specified in Section 6(a).

     "Early Termination Date" means the date determined in accordance with
Section 6(a) or 6(b)(iv).

     "Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

     "Illegality" has the meaning specified in Section 5(b).

     "Indemnifiable Tax" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

     "law" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

     "Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

     "Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or (6)(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

     "Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early

Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Marketmaker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

     "Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Nondefaulting Party (as certified by it) if it were to fund the relevant amount.

     "Non-defaulting Party" has the meaning specified in Section 6(a).

     "Office" means a branch or office of a party, which may be such party's head or home office.

     "Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

     "Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

     "Relevant Jurisdiction" means, with respect to a party, the jurisdictions
(a) in which the party is incorporated,
organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

     "Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

     "Set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

     "Settlement Amount" means, with respect to a party and any Early Termination Date, the sum of:

     (a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

     (b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

     "Specified Entity" has the meaning specified in the Schedule.

     "Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

     "Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

     "Stamp Tax" means any stamp, registration, documentation or similar tax.

     "Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

     "Tax Event" has the meaning specified in Section 5(b).

     "Tax Event Upon Merger" has the meaning specified in Section 5(b).

     "Terminated Transactions" means with respect to any Early Termination Date
(a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

     "Termination Currency" has the meaning specified in the Schedule.

     "Termination Currency Equivalent" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

     "Termination Event" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

     "Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

     "Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

     IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

Internationale Nederlanden
(U.S.) Capital Markets, Inc.                       New Valley Corporation
---------------------------                        ------------------------
  (Name of Party)                                     (Name of Party)

By:/s/ JOHN H. CLEMENT                             By: /s/ RICHARD LAMPEN
   -----------------------                             ---------------------
   Name:  John H. Clement                              Name:  Richard Lampen
   Title: Vice President                               Title: Executive Vice
                                                              President

Date: March 4, 1996                                Date:

                                                                [EXECUTION COPY]

                                    SCHEDULE

                                     TO THE

                                MASTER AGREEMENT

                          DATED AS OF FEBRUARY 28, 1996

                                     BETWEEN

             INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL MARKETS, INC.
                        a corporation organized under the
                          laws of Delaware ("Party A")

                                       and

                             NEW VALLEY CORPORATION,
                     a corporation organized under the laws
                             of New York ("Party B")

Part 1. TERMINATION PROVISIONS.

(a)     "SPECIFIED ENTITY" means in relation to Party A for the purpose of:

        Section 5(a)(v), Not Applicable

        Section 5(a)(vi), Not Applicable

        Section 5(a)(vii), Not Applicable

        Section 5(b)(iv), Not Applicable

                and in relation to Party B for the purpose of:

        Section 5(a)(v), Affiliates of Party B

        Section 5(a)(vi), Not Applicable

        Section 5(a)(vii), Not Applicable

        Section 5(b)(iv), Not Applicable

(b)     "SPECIFIED TRANSACTION" will have the meaning specified in Section 14.

(c)     The "CROSS DEFAULT" provisions of   Section 5(a)(vi) will apply to Party
        A and any Credit Support Provider of Party A and to Party B.

        To the extent such provisions apply:

        "SPECIFIED INDEBTEDNESS" will have the meaning specified in Section 14 except that such meaning will exclude obligations in respect of deposits received.

        "THRESHOLD AMOUNT" means: (a) with respect to Party A and Party A's Credit Support Provider, 2% of ING Bank's shareholders' equity, as indicated on its most recent annual audited financial statements, or the equivalent thereof in any currency; and (b) with respect to Party B, USD 500,000 or its equivalent in any currency.

(d) Subsection (iv) of Section 5(b) is hereby deleted in its entirety and replaced by the following:

        (iv) CREDIT EVENT UPON MERGER, which will apply to Party A and to Party B and will mean that any such party ("X"), any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, or reorganizes, incorporates, reincorporates, or reconstitutes into or as, another entity, or X, X or any applicable Specified Entity of X otherwise reorganizes or effects a recapitalization, or another entity consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, or reorganizes, incorporates, reincorporates, or reconstitutes into or as, X, or any applicable Specified Entity of X and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of X, or any applicable Specified Entity of X or the resulting, surviving, or transferee entity, as the case may be, is materially weaker than that of X, such Specified Entity, as the case may be, immediately prior to such action (and in such event X or such resulting, surviving or transferee entity will be the Affected Party).

(e) The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) will apply to Party A and Party B.

(f) PAYMENTS ON EARLY TERMINATION. For the purposes of Section 6(e) of this Agreement:

                  (a)  Market Quotation will apply.
                  (b)  The Second Method will apply.

(g)     "TERMINATION CURRENCY" means United States Dollars.

(h)     Subsection (vii) of Section 5(a) is hereby amended by adding in clauses
        (1) and (5) thereof after the word "amalgamation" the words
        ", transfer, reorganization, incorporation, reincorporation, reconstitution,".

(i) The introductory paragraph of Subsection (viii) of Section 5(a) is hereby deleted in its entirety and replaced by the following:

               The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, or reorganizes, incorporates, reincorporates, or reconstitutes into or as, another entity and, at the time of such consolidation, amalgamation, merger, transfer, reorganization, incorporation, reincorporation, or reconstitution: -

PART 2. TAX REPRESENTATIONS.

(a) PAYER REPRESENTATIONS. For the purpose of Section 3(e), Party A and Party B make the following representation:

        It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to
        Section 3(f), (ii) the satisfaction of the agreement contained in
        Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii), and (iii) the satisfaction of the agreement of the other party contained in Section 4(d), provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) PAYEE REPRESENTATIONS. For the purpose of Section 3(f), Party A and Party B make the following representations:

        (i)   The following representation applies to Party A:

        Party A is a corporation organized under the law of the State of Delaware.

        (ii)  The following representation applies to party B:

        Party B is a corporation organized under the law of the State of New York.

PART 3. AGREEMENT TO DELIVER DOCUMENTS


     Documents to be delivered are:


PARTY REQUIRED                                                               COVERED BY
TO DELIVER          FORM/DOCUMENT/                    DATE BY WHICH TO       SECTION 3(D)
DOCUMENT            CERTIFICATE                       BE DELIVERED           REPRESENTATION
--------------      --------------                    ------------------     --------------
Party A            Guarantee                          Within 10 Local              No
                                                      Business Days after
                                                      the date hereof

Party B            Audited annual financial           Promptly following           Yes
                   statements of Party B              demand by Party A

Party B            Secretary's Certificate            Upon execution of            Yes
                   certifying the authority and       this Agreement
                   signatures of persons signing
                   the Agreement, the Credit
                   Support Document and related
                   documentation

Part 4. MISCELLANEOUS.

(a)     ADDRESSES FOR NOTICES. For the purpose of Section 12(a) of this
        Agreement:

        Address for notices or communications to Party A:

        Address:          135 East 57th Street
                          New York, New York  10022-2101
        Attention:        Global Documentation Unit
        Telephone No.: (212) 446-1500
        Facsimile No.: (212) 371-9295

        Address for notices or communications to Party B:

        Address:          100 S.E. Second Street
                          Miami, Florida  33131
        Attention:        Richard Lampen
        Telephone No.: (305) 579-8000
        Facsimile No.: (305) 579-8009

(b) PROCESS AGENT. For the purpose of Section 13(c) of this Agreement, neither Party A nor Party B appoints a Process Agent.

(c)     OFFICES.  The provisions of Section 10(a) will apply to this Agreement.

(d)     MULTIBRANCH PARTY. For the purpose of Section 10(c):

        Party A is not a Multibranch Party.

        Party B is not a Multibranch Party.

(e) CALCULATION AGENT. The Calculation Agent is Party A unless otherwise specified in a Confirmation in relation to the Relevant Transaction. All calculations, adjustments and determinations by the Calculation Agent shall be final, conclusive and binding on all parties, in the absence of manifest error.

(f) CREDIT SUPPORT DOCUMENTS. With respect to Party A, the Guarantee, dated February 29, 1996 (the "Guarantee"), of ING Bank N.V. (and its successors and permitted assigns, "ING Bank"), in favor of Party A. With respect to Party B, the Security Agreement, substantially in the form attached hereto as Annex A, as amended from time to time (the "Security Agreement").

(g)     CREDIT SUPPORT PROVIDER. With respect to Party A, ING Bank.

(h) GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE.

(i) NETTING OF PAYMENTS. Subparagraph (ii) of Section 2(c) of this Agreement will not apply to the following Transactions or groups of Transactions (in each case starting from the date of this Agreement): None.

(j) JURISDICTION. Section 13(b) is hereby deleted in its entirety and replaced by the following:

        (b) Jurisdiction. With respect to any claim, suit, action, or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:

        (i) submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City; and

        (ii) waives all right to trial by jury, waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum, and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such party.

(k)     "AFFILIATE" will have the meaning specified in Section 14.

Part 5. OTHER PROVISIONS.

(a) DEFINITIONS. This Agreement, each Confirmation and each Transaction are subject to the 1991 ISDA Definitions (the "Definitions") as published by the International Swap Dealers Association, Inc. ("ISDA"), and will be governed in all respects by the provisions set forth in the Definitions. The provisions of the Definitions are incorporated by reference in, and made part of, this Agreement and each Confirmation as if set forth in full in this Agreement and each Confirmation. In the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail. In the event of any inconsistency between the provisions of any Confirmation and the Agreement or the Definitions, such Confirmation will prevail for the purpose of the relevant Transaction.

 (b)    PROCEDURES FOR ENTERING INTO TRANSACTIONS.

        (1) With respect to each Transaction entered into pursuant to this Agreement, Party A will, on or promptly after the Trade Date thereof, send Party B a Confirmation substantially in the form of Confirmation utilized by Party A or in such other form as mutually agreed upon by the parties. Party B will promptly thereafter confirm in writing the accuracy of or request the correction of such Confirmation (in the latter case, indicating how it believes the terms of such Confirmation should be correctly stated and such other terms which should be added to or deleted from such Confirmation to make it correct).

         (2) Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify (and, if required by law, obtain the consent of) its officers and employees with respect to such monitoring or recording.

(c)     [INTENTIONALLY DELETED.]

(d) ADDITIONAL REPRESENTATIONS. Section 3 is hereby amended by adding the following Subsections (g), (h) and (I) at the end of such Section:

        (g) ELIGIBLE SWAP PARTICIPANT. Each party is and was at the time of entering into this Agreement and the first Transaction hereunder, an eligible swap participant as defined in Part 35 of the regulations of the Commodity Futures Trading Commission.

        (h) LINE OF BUSINESS. It has entered into this Agreement (including each Transaction evidenced hereby) in conjunction with its line of business (including financial intermediation services) or the financing of its business.

        (i) NON RELIANCE. In connection with the negotiation of, the entering into, and the confirming of the execution of, this Agreement, any Credit Support Document, each Transaction and any other documentation relating to this Agreement to which it is a party or that it is required by this Agreement to deliver: (i) each party is relying upon its own independent judgment; (ii) the other party hereto or thereto is not acting as a fiduciary or financial or investment advisor for it; (iii) it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party hereto or thereto other than the representations expressly set forth in this Agreement, in such Credit Support Document and in any Confirmation; (iv) the other party hereto or thereto has not given to it (directly or indirectly through any other person) any assurance, guaranty, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (either legal, regulatory, tax, financial, accounting, or otherwise) of this Agreement, such Credit Support Document, such Transaction or other documentation; (v) it has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction pursuant to this Agreement) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party hereto or thereto; (vi) it has determined that the rates, prices or amounts and other terms of each Transaction and the indicative quotations (if any) provided by the other party hereto or thereto reflect those in the relevant market for similar transactions, and all trading decisions have been the result of arm's length negotiations between the parties; (vii) it is entering into this Agreement, such Credit Support Document, each Transaction and any other documentation relating to this Agreement with a full understanding of all of the terms, conditions and risks hereof and thereof (economic and otherwise), and it is capable of assuming and willing to assume (financially and otherwise) those risks; and (viii) it is a sophisticated investor.

(e)     Section 6 is amended by the addition of the following Section 6(f):

        "(F) SET-OFF. Any amount (the 'Early Termination Amount') payable to one party (the Payee) by the other party (the Payer) under Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event under Section 5 (b) (iv) has occurred, will, at the option of the party ('X') other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its set-off against any amount(s) (the 'Other Agreement Amount') payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer or instrument(s) or undertaking(s) issued or executed by one party to, or in favor of, the other party (and the Other Agreement Amount shall be discharged promptly and in all respects to the extent it is so set-off). X will give notice to the other party of any set-off effected under this Section 6(f).

        For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

        If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

        Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(f) ESCROW PAYMENTS. If by reason of the time difference between the cities in which the payments are to be made, it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder , either party may at its option and in its sole discretion notify the other party that payments on that date are in escrow. In this case deposit of the payments due earlier on that date shall be made by 2.00 p.m. (local time at the place for the earlier payment) on that date with an escrow agent selected by the party giving the notice, accompanied by irrevocable payment instructions (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by irrevocable payment instructions to the same effect or (ii) if the required deposit of the corresponding payment is not made on the same date, to return the payment deposited to the party that paid it into escrow. The party that elects to have payments made in escrow shall pay the costs of the escrow arrangements and shall cause those arrangements to provide that the intended recipient of the payment due to be deposited first shall be entitled to interest on that deposited payment for each day in the period of its deposit at the rate offered by the escrow agent for that day for overnight deposits in the relevant currency in the office where it holds that deposited payment (at 11:00 a.m. local time on that day) if that payment is not released by 5:00 p.m. local time on the date it is deposited for any reason other than the intended recipient's failure to make the escrow deposit it is intended to make hereunder in timely fashion.

(g)     ADDITIONAL REPRESENTATIONS, COVENANTS AND EVENTS OF DEFAULT

        (i) Party B represents to Party A (on the date hereof, on each date on which a Transaction is entered into and at all times until the termination of this Agreement) that Party B is not and has never been an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

        (ii) Party B shall take all actions as are necessary to avoid being an "investment company" within the meaning of the Investment Company Act.

        (iii) The following shall constitute an additional Event of Default with respect to Party B: Party B shall be an "investment company" within the meaning of the Investment Company Act.

Part 6. EQUITY SWAP ADJUSTMENT EVENTS.

     The provisions of this Part 6 shall apply to a particular Transaction (the "Relevant Transaction"), if indicated in the applicable Confirmation for such Transaction.

     (a) Potential Adjustment Events. Following the declaration by the Issuer (as defined in the applicable Confirmation) of the terms of any Potential Adjustment Event, the Calculation Agent will determine whether such Potential Adjustment Event would have a diluting or concentrative effect on the theoretical value of the Shares (as defined in the applicable Confirmation) and, if so, will (i) calculate the corresponding adjustment, if any, to be made to any one or more of the Number of

Shares (as defined in the applicable Confirmation), the Notional Amount (as defined in the applicable Confirmation), the applicable Floating Amount (as defined in the applicable Confirmation), any component thereof and any other variable or factor relevant to the settlement terms of the Relevant Transaction or the calculation of the applicable Floating Amount as the Calculation Agent determines appropriate to account for that diluting or concentrative effect and
(ii) determine the effective date of that adjustment.

        "Potential Adjustment Event" means any of the following:

             (i) a subdivision, consolidation or reclassification of Shares (unless a Merger Event), or a free distribution or dividend of any shares to existing holders by way of bonus, capitalization or similar issue;

             (ii) a distribution or dividend to existing holders of the Shares of (A) Shares or (B) other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the Issuer equally or proportionately with such payments to holders of Shares or (C) any other type of securities, rights or warrants or other assets, in any case for payment (cash or other) at less than the prevailing market price as determined by the Calculation Agent;

             (iii) an extraordinary dividend;

             (iv)  a call in respect of Shares that are not fully paid;

             (v) a repurchase by it of Shares whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise; or

             (vi) any other similar event that in the determination of the Calculation Agent may have a diluting or concentrative effect on the theoretical value of the Shares.

         (b)   Merger Events.

     "Merger Date" means the date, in respect of a Merger Event, upon which all holders of Shares (other than, in the case of a takeover offer, Shares owned or controlled by the offeror) have agreed or have irrevocably become obliged to transfer their Shares.

     "Merger Event" means any (i) reclassification or change of the Shares that results in a transfer of or an irrevocable commitment to transfer all outstanding Shares, (ii) consolidation, amalgamation or merger of the Issuer with or into another entity (other than a consolidation, amalgamation or merger in which the Issuer is the continuing entity and which does not result in any such reclassification or change of all outstanding Shares) or (iii) other takeover offer for the Shares that results in a transfer of or an irrevocable commitment to transfer all the Shares (other than the Shares owned or controlled by the offeror), in each case if the Merger Date is on or before the last valuation date with respect to such Relevant Transaction.

     In respect of each Merger Event occurring during the Term of the Relevant
Transaction:

             (i) if the consideration for the Shares in the Merger Event consists (or, at the option of the holder of the Shares, may consist) solely of shares (whether of the offeror or a third party) ("New Shares"), then on or after the Merger Date; the "Number of Shares" (as defined in the applicable Confirmation) shall be the number of such New Shares to which a holder of the number of Shares equal to the "Number of Shares" would be entitled upon consummation of the Merger Event (and such number of New Shares will be deemed the "Number of Shares" and the New Shares and their issuer will be deemed the "Shares" and the "Issuer", respectively) and, if necessary, the Calculation Agent will adjust the calculation or determination of the applicable Floating Amount, any component thereof and any other affected or relevant amounts under the Relevant Transaction accordingly and will determine the effective date of any such adjustment;

             (ii) if the consideration for the Shares in the Merger Event consists solely of cash and/or any securities (other than New Shares) or assets (whether of the offeror or a third party) other than shares ("Other Consideration"), then on or after the Merger Date, the Calculation Agent will determine the amount of Other Consideration (as subsequently modified in accordance with any relevant terms and including the proceeds of any redemption, if applicable) to which a holder of the number of Shares equal to the "Number of Shares" would be entitled upon consummation of the Merger Event and the Calculation Agent will adjust the calculation or determination of the applicable Floating Amount, any component thereof and any other affected or relevant amounts under the Relevant Transaction and will determine the effective date of any such adjustment; and

             (iii) if the consideration for the Shares in the Merger Event consists of New Shares in combination with Other Consideration, then on or after the Merger Date, the Calculation Agent will determine the number of New Shares and the amount of Other Consideration (together, the "Merger Consideration", as subsequently modified in accordance with any relevant terms and including the proceeds of any redemption, if applicable) to which a holder of the number of Shares equal to the "Number of Shares" would be entitled upon consummation of the Merger Event (and such number of New Shares will be deemed the "Number of Shares" and such New Shares and their issuer will be deemed the "Shares" and the "Issuer", respectively) and, the Calculation Agent will adjust the calculation or determination of the applicable Floating Amount, any component thereof and any other affected or relevant amounts under the Relevant Transaction and will determine the effective date of any such adjustment.

     (c) Nationalization or Insolvency. If (i) all the Shares or all the assets or substantially all the assets of the Issuer are nationalized, expropriated or are otherwise required to be transferred to any governmental agency, authority or entity or (ii) by reason of the voluntary or involuntary liquidation, bankruptcy or insolvency of or any analogous proceeding affecting the Issuer (A) all the Shares are required to be transferred to a trustee, liquidator or other similar official or (B) holders of the Shares become legally prohibited from transferring them, then, in the case of clause (i) or (ii), each party will, upon becoming aware of such event, notify the other party of such event and the Calculation Agent will adjust the calculation or determination of the applicable Floating Amount, any component thereof and any other affected or relevant amounts under the Relevant Transaction and will determine the effective date of any such adjustment and may select an early termination date for the Transaction and the amounts due and payable in respect thereof.

                    [Rest of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties have executed and delivered this document as of the date specified on the first page of this document.


                                    INTERNATIONALENEDERLANDEN (U.S.)
                                      CAPITAL MARKETS, INC.


                                    By /s/ JOHN H. CLEMENT
                                       ------------------------------
                                           Name: John H. Clement
                                           Title: Vice President


                                    NEW VALLEY CORPORATION

                                    By /s/ RICHARD LAMEPEN
                                       ------------------------------
                                           Name: Richard Lampen
                                           Title:  Executive Vice President

                                                                         ANNEX A

                               SECURITY AGREEMENT

     Security Agreement (the "Agreement") dated as of February 28, 1996 between NEW VALLEY CORPORATION, a corporation organized and existing under the laws of the State of New York (the "Pledgor"), and INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL MARKETS, INC. (the "Secured Party").

                                   WITNESSETH:

     WHEREAS, the Pledgor and Secured Party have entered into a ISDA Master Agreement dated as of the date hereof (the "Master Agreement");

     WHEREAS, this Agreement supplements, forms part of, and is subject to, the Master Agreement, is part of its Schedule and is a Credit Support Document under the Master Agreement with respect to Party B (the "Pledgor");

     WHEREAS, Secured Party may require that the obligations of the Pledgor under one or more Transactions ("Transactions") entered into pursuant to the Master Agreement be secured pursuant to the terms hereof; and

     WHEREAS, in consideration of the agreements contained in the Master Agreement and the Transactions, the Pledgor is willing to secure the performance of its obligations thereunder pursuant to the terms of this Agreement;

     NOW, THEREFORE, the Pledgor and Secured Party agree as follows:

     1. DEFINITIONS.

     (a) Unless otherwise defined in this Agreement, capitalized terms used but not defined herein shall have the meanings specified in the Master Agreement, the Confirmation confirming the relevant Transaction, or the 1991 ISDA Definitions (the "Definitions), as published by the International Swaps and Derivatives Association, Inc., as the case may be.

     (b) The following terms have the meanings indicated when used herein or in a Confirmation relating to a Transaction, unless defined otherwise in such
Confirmation:

     "Business Day" means a day on which the Secured Party and commercial banks and foreign exchange markets are open for business in the Borough of Manhattan in the City, County, and State of New York;

     "Cash Collateral" means (i) the amount of cash, if any, from time to time Paid to the Secured Party pursuant to Sections 2(b), 3, or 7(b) of this Agreement, plus (ii) the amount of any cash Proceeds of any Collateral;

     "Clearing Organization" means a Federal Reserve Bank or, if agreed to by the Secured Party, such other clearing agency at which the parties hereto or their respective agents maintain accounts;

     "Collateral" refers individually and collectively to all Cash Collateral and Non-Cash Collateral together with all Proceeds of, substitutions for, and additions to, the foregoing. For purposes of this Agreement, the value of all Collateral shall be determined pursuant to the definition of "Value" herein;

     "Deliver", "Delivery", or "Delivered" to a person means delivery of Collateral to such person (the "Receiving Party"), (i) with respect to any Collateral the ownership of which is recorded in book-entry form by a Clearing Organization, by (A) delivery to the Receiving Party (or, if the Receiving Party is an agent for safekeeping designated by the Pledgor or the Secured Party, to the Secured Party) of a listing of such Collateral by title (and, if applicable, series and pool number), original unpaid principal amount, and maturity date,
(B) book-entry transfer of such Collateral to an account with a Clearing Organization in the name of a member bank designated by or on behalf of the Receiving Party or in the name of another financial institution designated by or on behalf of the Receiving Party that maintains an account with such Clearing Organization, and (C) delivery to the Receiving Party of a written notification from such member bank or other financial institution that it holds such Collateral for the account of the Receiving Party, or (ii) with respect to any other Collateral other than Cash Collateral, by (A) delivery to the Receiving Party of such Collateral in suitable form for delivery and transfer, accompanied by duly executed instruments of transfer or assignment in blank or other documentation as the Receiving Party (or, if the Receiving Party is an agent for safekeeping designated by the Pledgor or the Secured Party, as the Secured Party) may reasonably request, or (B) delivery through another clearing mechanism acceptable to the Secured Party, in each case free and clear of all liens, mortgages, pledges, charges, security interests, or other encumbrances, except the Security Interest; any Delivery required to be made on a day on which the Federal Reserve Bank, member bank, or other financial institution or clearing mechanism through which such Delivery is to be effected is not open for business shall instead be required to be made on the first following day that such institution or mechanism is open for business; and any Delivery required to be made to the Pledgor or the Secured Party shall, if the Pledgor or the Secured Party so designates, be made instead to the agent for safekeeping designated by the Pledgor or the Secured Party;

     "Government Obligations" means securities of a type satisfactory to the Secured Party which are direct obligations of the United States of America;

     "Initial Amount" on any day means, with respect to the Pledgor and any Transaction, such amount if any required to be provided by the Pledgor to the Secured Party on such day in connection with such Transaction, as specified in the Confirmation confirming such Transaction. The Initial Amount with respect to any Transaction shall be calculated by the Secured Party;

     "Non-Cash Collateral" means Government Obligations. In lieu of returning to the Pledgor pursuant hereto particular "securities" (as defined in the Uniform Commercial Code in force in the State of New York (the "UCC")) constituting Collateral, the Secured Party may return "securities" that are "fungible" (as defined in the UCC) therewith. All Government Obligations are or shall be Collateral of a type customarily sold on a recognized market within the meaning of UCC Section 9-504(3), and an over-the-counter market shall constitute such a recognized market;

     "Pay," "Payment," or "Paid" to the Pledgor or the Secured Party means payment in same day funds in the same manner provided for payments to be made to it under the Master Agreement;

     "Potential Event of Default" means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default;

     "Principal Market Maker" means a dealer in Government Obligations or other securities Collateral of recognized national standing;

     "Proceeds" has the meaning specified in Section 7(c) of this Agreement;

     "Security Interest" has the meaning specified in Section 4 of this Agreement;

     "Transaction Collateral Requirement" on any day means with respect to the Pledgor and any Transaction, the amount of Collateral required to be provided by the Pledgor to the Secured Party on such day in connection with such Transaction, as determined in accordance with the terms set forth in the Confirmation confirming such Transaction.

     "Value" on any date means:

          (i) with respect to any Government Obligations, the sum of (A) (1) the last sale price on such date of such Government Obligations on the principal national securities exchange on which such Government Obligations are listed, or (2) where any Government Obligations are not listed on a national securities exchange, the mean of the high bid and low asked prices quoted on such date by any Principal Market Maker for such Government Obligations selected by the Secured Party, or (3) if there is no sale or if no quotations are available from a Principal Market Maker (in the case of unlisted Government Obligations) for such date, the last such sale price or the mean of such high bid and low asked prices, as the case may be, as of the day immediately preceding such date on which such a sale took place or such quotations were available, plus (B) the accrued interest on such Government Obligations (except to the extent Paid to the Pledgor pursuant to Section 7(c) or included in the applicable price referred to in clause
     (A) above) as of such date. The term "Value" as used herein refers to the Value of individual Government Obligations or the aggregate Value of Government Obligations, as the case may be, in the context in which such term is used;

          (ii) with respect to any Cash Collateral, the amount of such cash.

          "Variation Amount" on any day means, with respect to any Transaction, such amount if any required to be provided by the Pledgor to the Secured Party on such day in connection with such Transaction, as specified in the Confirmation confirming such Transaction. The Variation Amount and the mark-to-market exposure relating to the Variation Amount with respect to any Transaction shall be determined by the Secured Party at any time during such day.

          2. COLLATERAL REQUIREMENTS; RETURN OF COLLATERAL.

     (a) Unless provided otherwise in the Confirmation confirming a Transaction, by written notice to the Pledgor, the Secured Party may at any time and from time to time when a Transaction Collateral Requirement exceeds the Value of Collateral then issued in favor of and/or held by or for the Secured Party and any agent for safekeeping of the Secured Party with respect to such Transaction, require the Pledgor to comply with the provisions of Section 2(b) of this Agreement. Such notice may be in writing (including facsimile transmission) or given orally and shall specify the Transaction Collateral Requirement, shall provide details of the manner in which the Transaction Collateral Requirement was determined, and shall (unless previously notified to the Pledgor) specify any account or other information necessary for the issuance of, Delivery, or Payment of Collateral.

     (b) With respect to each Transaction, unless provided otherwise in the Confirmation confirming such Transaction, the Pledgor shall, by 3:00 p.m., New York City time, on the first Business Day immediately following the date a notice shall be given pursuant to Section 2(a) of this Agreement, Pay or Deliver other Collateral to the Secured Party having an aggregate Value of not less than an amount equal to (i) the Transaction Collateral Requirement on the date of and as specified in such notice, minus (ii) the aggregate Value of Collateral then issued in favor of and/or held by or for the Secured Party or any agent for safekeeping designated by the Secured Party.

     (c) For purposes of Section 2(b) of this Agreement, the Value of any Collateral shall be determined as of the Business Day immediately preceding the relevant date for issuance or Payment and/or Delivery.

     (d) If provided for in the Confirmation confirming a Transaction, by written notice to the Secured Party on any Business Day, between 9:00 a.m. and 3:00 p.m., New York City time, when a Transaction Collateral Requirement is less than the Value of Collateral then issued in favor of and/or held by or for the Secured Party and any agent for safekeeping of the Secured Party with respect to such Transaction, the Pledgor may require the Secured Party to release Collateral to the Pledgor in accordance with the provisions of this Section 2(d). Such notice shall be in writing (including facsimile transmission) and shall specify the Transaction Collateral Requirement, and shall (unless previously notified to the Secured Party) specify any account or other information necessary for the release of Collateral to the Pledgor. The Secured Party shall, by 3:00 p.m., New York City time, on the first Business Day immediately following the date a notice shall be given in accordance with this
Section 2(d), release collateral to the Pledgor having an aggregate Value not exceeding an amount equal to the excess of (i) the aggregate Value of Collateral then issued in favor of and/or held by or for the Secured Party or any agent for safekeeping designated by the Secured Party over (ii) the Transaction Collateral Requirement on the date of and as specified in such notice. Notwithstanding the foregoing, in no event shall the Secured Party be required to release to the Pledgor Collateral if any Event of Default or Potential Event of Default with respect to the Pledgor shall exist or would occur.

     3. INITIAL AMOUNT OF COLLATERAL.

     If a Confirmation in respect of a Transaction specifies an Initial Amount, the Pledgor shall Pay or Deliver to the Secured Party on the date so specified in the Confirmation, Collateral with a Value on such date of such Payment or Delivery equal to such Initial Amount.

     4. GRANT OF SECURITY INTEREST.

     The Pledgor hereby grants to the Secured Party a continuing security interest (the "Security Interest") in all Collateral from time to time Paid or Delivered to the Secured Party and/or to any agent for safekeeping of the Secured Party to secure all obligations of the Pledgor to the Secured Party from time to time under the Master Agreement and each Transaction, including without limitation the obligations of the Pledgor from time to time with respect to each Transaction under Sections 2 and 6 of the Master Agreement and under this Agreement, including without limitation, the obligations of the Pledgor from time to time under Sections 11 and 12 hereof. Unless provided otherwise in the Confirmation confirming a Transaction, the rights of the Secured Party with respect to any Collateral so Paid or Delivered shall include, without limitation, any other rights provided for in this Agreement, the right on any terms to sell pursuant to a repurchase transaction, pledge, repledge, hypothecate, or further assign such Collateral; provided, however, that no such transaction shall relieve the Secured Party of its obligations to return such Collateral or Proceeds therefrom pursuant to Sections 7(c) and 8 of this Agreement.

     5. REPRESENTATIONS AND WARRANTIES.

     The Pledgor represents and warrants to the Secured Party that on each occasion that the Pledgor Pays or Delivers Collateral to the Secured Party and/or to any agent for safekeeping of the Secured Party that: (a) the Secured Party will have a valid, first prior perfected and enforceable security interest in, and lien on, any and all Collateral Paid or Delivered to the Secured Party or to any agent for safekeeping of the Secured Party; (b) the Pledgor is the sole owner of the Collateral (or, in the case of after-acquired Collateral, at the time the Pledgor acquires rights in the Collateral, will be the sole owner thereof); and (c) except for security interests in favor of the Secured Party, no person has (or, in the case of after-acquired Collateral, at the time the Pledgor acquires rights therein, will have) any right, title, claim or interest (by way of lien, mortgage, pledge, charge, security interest or other encumbrance, or otherwise) in, against, or to the Collateral. The Pledgor further represents and warrants to the Secured Party that: (a) the representations set forth in Section 3 of the Master Agreement are accurate and complete as of the date hereof and shall continue to be accurate and complete during the term of this Agreement; and (b) at all times during the term of this Agreement,

Pledgor will continuously include and maintain as part of its official written books and records this Agreement, all exhibits, supplements, and attachments hereto and documents incorporated by reference herein, and evidence of all necessary authorizations.

     6. COVENANTS OF THE PLEDGOR.

     So long as this Agreement is in effect, the Pledgor covenants that it: (a) shall defend the Collateral against the claims and demands of all other parties except the Security Interest of the Secured Party, shall keep such Collateral free from all security interests or other encumbrances except the Security Interest and any security interests or other encumbrances created by the Secured Party, and shall not sell, transfer, assign, deliver, or otherwise dispose, of any such Collateral or any interest therein without the prior written consent of the Secured Party; (b) shall notify the Secured Party promptly in writing of any change in the Pledgor's address specified in the Schedule to the Master Agreement; (c) shall execute and deliver to the Secured Party such financing statements, assignments, and other documents and do such other things relating to the Collateral and the Security Interest as the Secured Party may reasonably request, and pay all reasonable costs of title searches and filing financing statements, assignments, and other documents in all public offices reasonably requested by the Secured Party; and (d) shall pay all taxes, assessments, and other charges of every nature which may be imposed, levied, or assessed against or with respect to the Collateral.

     7. ADMINISTRATION OF COLLATERAL.

     The Collateral shall be administered in accordance with the following provisions:

          (a) Investment of Cash Collateral. The Secured Party shall invest and reinvest or procure the investment and reinvestment of any Cash Collateral in accordance with written instructions from time to time from the Pledgor, subject to the approval of such instructions by the Secured Party and subject to any limitations in the Confirmation confirming a Transaction; provided, however, that the Secured Party shall not be required to so invest or reinvest or procure such investment and reinvestment if a Potential Event of Default or an Event of Default with respect to the Pledgor shall have occurred and be continuing.

          (b) Substitution of Collateral. Except when a Potential Event of Default or an Event of Default with respect to the Pledgor shall have occurred and be continuing and subject to any limitations in the Confirmation confirming a Transaction, the Pledgor may substitute for any Collateral, Cash Collateral or Non-Cash Collateral of equal Value (as certified by the Pledgor and agreed by the Secured Party) upon five Business Days' notice to the Secured Party.

          In connection with each substitution of Collateral hereunder, the Pledgor shall, upon request of the Secured Party, execute a receipt showing the Collateral surrendered, Paid, or Delivered to it.

          Each substitution of a Collateral shall constitute a reaffirmation by the Pledgor that the substituted Collateral shall be subject to, and governed by, the terms of this Agreement.

          (c) Proceeds of Collateral. All Collateral and all principal, interest, and other payments and distributions of cash or other property with respect thereto, and all rights, privileges, and other securities of every kind distributed with respect thereto or in exchange therefor ("Proceeds") shall be and remain the property of the Pledgor. The Secured Party shall Pay to the Pledgor on the date payable to the Secured Party (or shall procure the Payment of) any cash Proceeds attributable to payments of principal or interest on Collateral consisting of Government Obligations to the extent the aggregate Value of Collateral then issued in favor of and/or held by or for the Secured Party and/or any agent for safekeeping designated by the Secured Party (including such cash Proceeds) with respect to a Transaction, exceeds the Transaction Collateral Requirement on the Business Day immediately preceding the date of such Payment; provided, however, that the Secured Party shall not be required to Pay or procure the Payment of any such cash Proceeds to the Pledgor if a Potential Event of Default or an Event of Default with respect to the Pledgor shall have occurred and be continuing. With respect to Collateral consisting of Government Obligations the ownership of which is registered to the Pledgor or any person designated by or on behalf of the Pledgor, the Secured Party shall be deemed to have procured the Payment to the Pledgor of all cash Proceeds from such Collateral not retained by or on account of the Secured Party. All cash Proceeds not so Paid and all other Proceeds shall become additional Collateral subject to the Security Interest and lien created by this Agreement in favor of the Secured Party. Upon request of the Pledgor, the Secured Party shall advise the Pledgor of the Value of any Proceeds then held by the Secured Party.

     8. RETURN OF COLLATERAL FOLLOWING EARLY TERMINATION.

     Promptly following the later of (a) the earlier of the last Termination Date of all Transactions and the Early Termination Date if any in respect of all Transactions and the Master Agreement and (b) the date upon which the Pledgor has paid all amounts if any due from it under the Master Agreement and all Transactions, the Secured Party shall Pay or Deliver or procure the Payment or Delivery to the Pledgor of all the other Collateral then held by or for the Secured Party and/or any agent for safekeeping of the Secured Party (except for such of the Collateral as may be required to satisfy the rights of the Secured Party against such Collateral arising pursuant to Section 9 of this Agreement). In connection with each such surrender, Payment, or Delivery, the Pledgor, upon request of the Secured Party, shall execute a receipt showing the Collateral surrendered, Paid, or Delivered to it.

     9. EXERCISE OF RIGHTS AGAINST COLLATERAL.

     If the Pledgor shall fail to pay any amounts to the Secured Party under a Transaction or the Master Agreement when due (whether as a result of an early termination of the Master Agreement and all Transactions or otherwise) and such failure shall be continuing after any applicable grace period, the Secured
Party: (i) may exercise, as to all other Collateral then held by or for the Secured Party and any agent for safekeeping of the Secured Party and as to all other obligations of the Pledgor to the Secured Party under the Master Agreement and all Transactions, the rights and remedies of a secured party under the UCC and as otherwise provided by law; and (ii) to the extent permitted by applicable law, may at its sole option and upon written notice and without demand upon the Pledgor exercise either or both of the following remedies:

          (i) liquidate in a commercially reasonable manner all or any part of the Collateral in any manner deemed reasonable by the Secured Party, with the proceeds of such liquidation constituting additional Collateral hereunder, or

          (ii) set-off the Value of such Collateral against amounts due to the Secured Party and not yet paid under the Master Agreement and any Transaction and against amounts paid thereunder but recovered by or on behalf of the Pledgor.

     10. NO COUNTERCLAIM.

     The Secured Party's rights against the Collateral as provided hereunder shall be absolute and subject to no counterclaim, set-off, deduction, or defense in favor of the Pledgor except as contemplated in Sections 2 and 6 of the Master Agreement.

     11. COSTS OF TRANSFER.

     The Pledgor shall be responsible for, and shall reimburse the Secured Party for, all transfer taxes and other costs involved in the transfer of other Collateral from the Pledgor to the Secured Party and/or any agent for safekeeping of the Secured Party. If the Secured Party shall incur any loss by reason of the Pledgor's failure to pay all such taxes and costs, the Secured Party shall have the right to apply and liquidate Collateral having a Value sufficient to satisfy its claim against the Pledgor for such taxes and costs.

     12. EXPENSES.

     The Pledgor agrees to pay the Secured Party, and agrees that the Secured Party may apply the proceeds of any liquidation of any Collateral, and/or set-off the Value of any Collateral against, the reasonable costs and expenses (including without limitation attorneys' fees and disbursements) incurred by the Secured Party in collecting or liquidating any other Collateral, or in otherwise enforcing any of the Secured Party's rights hereunder or under any other Credit Support Document provided by the Pledgor; provided, however, that the Pledgor's obligations under this Section 12 shall not extend to the costs and expenses of the Secured Party incurred in the ordinary administration of the provisions of this Agreement.

     13. CUMULATIVE RIGHTS.

     The rights, powers, and remedies of the Secured Party under this Agreement shall be in addition to all rights, powers, and remedies given to the Secured Party under the Master Agreement or by virtue of any statute or rule of law, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Secured Party's rights or the Security Interest of the Secured Party in the other Collateral.

     14. CREDIT SUPPORT DEFAULT UNDER MASTER AGREEMENT.

     With respect to an Event of Default described under Section 5(a)(iii) of the Master Agreement and a failure by the Pledgor to provide Collateral to the Secured Party in accordance with Section 2 of this Agreement, the grace period relating to such failure shall be three Business Days after written notice from the Secured Party of such failure.

     15. MISCELLANEOUS.

     (a) Amendments, Etc. Any amendment, modification, or waiver of any provision of this Agreement shall be in writing and signed by both parties hereto, and any such waiver shall be effective only for the specific purpose for which given and for the specific time period if any contemplated therein.

     (b) Notices. Except as otherwise indicated herein or in any Confirmation, all notices and other communications required or permitted under this Agreement shall be delivered in the manner and shall become effective at the times set forth in the Master Agreement.

     (c) Waivers. No failure or delay by either party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof.

     (d) Transfer. Any transfer or delegation by either party to this Agreement of its rights, obligations, or interests hereunder shall be effected, if at all, to the extent permitted, and in accordance with the procedures specified in, the transfer provisions of the Master Agreement.

     (e) JURISDICTION. WITH RESPECT TO ANY SUIT, ACTION, CLAIM, OR PROCEEDINGS RELATING TO THIS AGREEMENT ("PROCEEDINGS"), EACH PARTY IRREVOCABLY:

          (i) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY; AND

          (ii) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDINGS BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT SUCH PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM, AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY.

     (f) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE.

     (g) Headings. The headings of this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision hereof.

     (h) Entire Agreement. This Agreement supplements, forms part of, and is subject to the Master Agreement. This Agreement together with the Master Agreement and the Confirmation contain the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto; provided, however, that each Confirmation confirming a Transaction shall survive and be deemed a part hereof as if set forth herein; and provided, further, that in the case of any conflict between the provisions of this Agreement, the Definitions, and/or any Confirmation confirming a Transaction, the provisions of such Confirmation shall control.

     (i) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     (j) Partial Invalidity. In the event that any provision of this Agreement is declared to be illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction or regulatory authority, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless the deletion of such provision would substantially impair the respective benefits of the remaining portions of this Agreement.

     (k) Appointment. The Pledgor hereby appoints the Secured Party its attorney-in-fact, with full power of substitution, for the purpose of taking such action and executing agreements, instruments and other documents, in the name of the Pledgor, as the Secured Party may deem necessary or advisable to accomplish the purpose hereof, which appointment is coupled with an interest and is irrevocable.


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                                       18

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers or representatives thereunto duly authorized as of the date first above written.

                                            NEW VALLEY CORPORATION


                                            By: /s/ RICHARD LAMPEN
                                                -------------------------------
                                                Name: Richard Lampen
                                                Title: Executive Vice President

                                            INTERNATIONALE NEDERLANDEN (U.S.)
                                              CAPITAL MARKETS, INC.

                                            By: /s/ JOHN H. CLEMENT
                                                -------------------------------
                                                Name: John H. Clement
                                                Title: Vice President

                                                                [EXECUTION COPY]

             INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL MARKETS, INC.

Date:             February 28, 1996

To:               New Valley Corporation
                  Telephone No.: 305-579-8000
                  Facsimile No.: 305-579-8009
                  Attention: Howard Lorber / Richard Lampen

From:             Internationale Nederlanden (U.S.) Capital Markets, Inc.
                  Telephone No.: (212) 446-1795
                  Facsimile No.: (212) 371-9295
                  Carolyn Nevias

Re: Total Return Equity Swap Transaction based on RJR Nabisco Holdings Corp. Common Stock

Our Ref. No.:     SAG N-0056-022896-S

                                  CONFIRMATION

     The purpose of this communication is to set forth the terms and conditions of the above-referenced transaction entered into on the Trade Date specified below (the "Transaction") between Internationale Nederlanden (U.S.) Capital Markets, Inc. ("ING") and New Valley Corporation ("New Valley"). This letter agreement constitutes a "Confirmation" as referred to in the Agreement specified below.

     The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between the 1991 ISDA Definitions and provisions and this Confirmation, this Confirmation will govern.

     This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of February 28, 1996, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

1. The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:                         Total Return Equity Swap

Trade Date:                                  February 28, 1996

Effective Date:                              February 29, 1996






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


Termination Date:                                                 The earlier of (a) the Scheduled Termination Date or
                                                                  (b) the Optional Termination Date as to the entire
                                                                  Transaction.

Scheduled Termination Date:                                       August 30, 1996, or, if such day is not an Exchange
                                                                  Business Day, the immediately succeeding Exchange
                                                                  Business Day.

Issuer:                                                           RJR Nabisco Holdings Corp. (the "Issuer").

Shares:                                                           Common Shares of the Issuer, CUSIP No. 74960K876.

Initial Notional Amount:                                          U.S. $34,250,000.

Notional Amount:                                                  Aggregate Initial Valuation Price.

Number of Shares:                                                 1,000,000.

FIXED AMOUNTS:

         Initial Fixed Amount:

                  Initial Fixed Amount Payer:                     New Valley

                  Initial Fixed Amount:                           U.S. $1,271,839.05.

                  Initial Fixed Amount Payment
                  Date:                                           The Effective Date.

         Second Fixed Amount:

                  Second Fixed Amount Payer:                      New Valley.

                  Second Fixed Amount:                            If the Notional Amount shall be greater than the Initial
                                                                  Notional Amount, the Second Fixed Amount shall be
                                                                  the present value on the Second Fixed Amount Payment
                                                                  Date of the Additional Interest Amount, as calculated by
                                                                  the Calculation Agent.  If the Notional Amount shall
                                                                  equal or be less than the Initial Notional Amount, the
                                                                  Second Fixed Amount shall be zero.

                                                                  "Additional Interest Amount" means an amount equal to the
                                                                  product of (i) the excess (if any) of the Notional Amount
                                                                  over the Initial Notional Amount, (ii) a rate equal to
                                                                  USD-LIBOR-BBA (with a Designated Maturity of 6 months and
                                                                  a Reset Date that is the Second Fixed Amount Payment Date)
                                                                  plus 2.25% per annum, (iii) the number of days from (and
                                                                  including) the Effective Date to (but excluding) the
                                                                  Scheduled Termination Date, and (iv) 1/360.
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                                       -2-


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


                  Second Fixed Amount Payment
                  Date:                                           March 14, 1996.

         Third Fixed Amount:

                  Third Fixed Amount Payer:                       New Valley.

                  Third Fixed Amount:                             U.S. $250,000.

                  Third Fixed Amount Payment
                  Date:                                           The Effective Date.

         Fourth Fixed Amount:

                  Fourth Fixed Amount Payer:                      ING.

                  Fourth Fixed Amount:                            If the Notional Amount shall be less than the Initial
                                                                  Notional Amount, the Fourth Fixed Amount shall be an
                                                                  amount equal to the product of (i) the Initial Fixed
                                                                  Amount and (ii) an amount equal to (A) 1.00 minus (B)
                                                                  the Notional Amount divided by the Initial Notional
                                                                  Amount.  If the Notional Amount shall equal or be
                                                                  greater than the Initial Notional Amount, the Fourth
                                                                  Fixed Amount shall be zero.

                  Fourth Fixed Amount Payment
                  Date:                                           March 14, 1996.

FLOATING AMOUNT

         Floating Amount Payer:                                   The Floating Amount Payer shall be ING, if the
                                                                  Aggregate Final Valuation Price shall exceed the
                                                                  Notional Amount.  The Floating Amount Payer shall be
                                                                  New Valley, if the Aggregate Final Valuation Price
                                                                  shall be less than the Notional Amount.

         Floating Amount:                                         An amount equal to the absolute value of the following:

                                                                  A + B - C

                                                                  where

                                                                  A = Aggregate Final Valuation Price
                                                                  B = Aggregate Dividends
                                                                  C = Notional Amount

                                                                  In no case shall New Valley be required to pay a Floating
                                                                  Amount that is greater than the excess of the Notional
                                                                  Amount over the Put Protection Amount.
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                                       -3-


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


         Floating Amount Payment Date:                            Three Business Days after the final Final Valuation
                                                                  Date.

         Optional Termination:                                    (a)  New Valley may after the Effective Date designate
                                                                  any Exchange Business Day prior to the Scheduled
                                                                  Termination Date as the "Optional Termination Date"
                                                                  by giving ING written notice on a Business Day before
                                                                  12:00 noon, New York time, at least 16 Exchange
                                                                  Business Days prior to such designated day.

                                                                  (b) If New Valley designates an Optional Termination
                                                                  Date in accordance with paragraph (a), the following
                                                                  amounts shall be due and payable in addition to the
                                                                  Floating Amount on the Floating Amount Payment Date:
                                                                  (i) ING shall pay to New Valley the Early Termination
                                                                  Interest Amount and (ii) New Valley shall pay to ING
                                                                  an amount equal to all reasonable costs and losses
                                                                  (including, but not limited to, breakage costs)
                                                                  incurred by ING as a result of such designation and
                                                                  the early termination of this Transaction, but
                                                                  excluding all costs associated with the termination of
                                                                  any put or similar equity hedge position by ING with
                                                                  respect to this Transaction.

                                                                  (c) In the event that New Valley shall fail to comply
                                                                  with any of its obligations under the Security
                                                                  Agreement or Section 2(b) of this Confirmation, (in
                                                                  addition to any other rights ING may have), the
                                                                  following shall apply:

                                                                       (i) ING may provide to New Valley notice (verbal
                                                                       (promptly followed in writing) or written
                                                                       (including facsimile)) of such failure and if New
                                                                       Valley fails to cure any such failure by 3:00
                                                                       p.m., New York City time, on the Business Day
                                                                       immediately following the date of such notice
                                                                       (such Business Day, "Day X"), ING may designate
                                                                       without prior notice to New Valley the second
                                                                       Business Day following the date of such notice as
                                                                       the "Optional Termination Date" in respect of all
                                                                       or a portion of this Transaction. Verbal notices
                                                                       to New Valley under this paragraph (i) shall be
                                                                       given to the President (currently Howard Lorber)
                                                                       or the Executive Vice President (currently
                                                                       Richard Lampen) of New Valley.

                                                                       (ii) In the event that ING designates an Optional
                                                                       Termination Date in accordance with this
                                                                       paragraph (c), notwithstanding anything herein to
                                                                       the contrary, (A) the Floating Amount and the
                                                                       amounts described in paragraph (b)
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                                       -4-


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



                                                                       shall be due and payable on the first Business
                                                                       Day after such Optional Early Termination Date
                                                                       but such amounts shall be calculated by the
                                                                       Calculation Agent with respect to the portion of
                                                                       the Transaction as to which the Optional Early
                                                                       Termination Date applies, and (B) with respect to
                                                                       such amounts and any other future amounts due and
                                                                       payable under this Transaction, the Calculation
                                                                       Agent will adjust the calculation or
                                                                       determination of the Floating Amount, the Early
                                                                       Termination Interest Amount, the Number of
                                                                       Shares, any component of any of the foregoing and
                                                                       any other affected or relevant terms or amounts
                                                                       and determine the effective date of any such
                                                                       adjustment. Such adjustments shall include
                                                                       (without limitation) for the purpose of
                                                                       calculating the Floating Amount due in respect of
                                                                       such Optional Early Termination Date, an
                                                                       adjustment of the Final Valuation Period to be
                                                                       the period from (and including) Day X (or the
                                                                       immediately succeeding Exchange Business Day) to
                                                                       (and including) such Optional Early Termination
                                                                       Date.

                                                                  (d) ING will determine the amounts described above in
                                                                  good faith, in its sole discretion and in a
                                                                  commercially reasonable manner, such determination in
                                                                  this regard will (absent manifest error) be final,
                                                                  conclusive and binding.

Calculation Agent:                                                ING

Business Days:                                                    New York

Governing Law:                                                    New York

2. Other Provisions:                                             (a) Definitions:

                                                                  "Aggregate Dividends" means an amount equal to all
                                                                  dividends declared by the Issuer on the Number of
                                                                  Shares (net of any withholding taxes) in respect of
                                                                  which the applicable record date is fixed to be a date
                                                                  occurring during the Term of the Transaction, subject
                                                                  to the following:

                                                                       (i) any amounts due in respect of such dividends
                                                                       not paid to U.S. holders of Shares as of the
                                                                       Termination Date shall be due and payable to New
                                                                       Valley only upon their receipt
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                                       -5-


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



                                                                       by such holders (or if ING shall be a holder of
                                                                       Shares, upon their receipt by ING);

                                                                       (ii) any amounts due in respect of such dividends
                                                                       paid in a form other than USD cash shall be paid
                                                                       in USD cash in an amount equal to the USD Value
                                                                       of such dividends determined on or about the
                                                                       Termination Date;

                                                                       (iii) any amounts due in respect of such
                                                                       dividends declared with respect to a record date
                                                                       during the Term of this Transaction shall be
                                                                       calculated and determined with respect to a
                                                                       number of Shares equal to either: (A) the Number
                                                                       of Shares minus the number of Shares relating to
                                                                       this Transaction previously sold by ING or (B)
                                                                       the product of the Number of Shares and the
                                                                       Remaining Percentage, in each case subject to
                                                                       adjustment by the Calculation Agent for days on
                                                                       which the Shares trade ex-dividend; and

                                                                       (iv) Aggregate Dividends shall include interest
                                                                       accrued on USD cash dividends (net of any
                                                                       withholding taxes) received by ING prior to the
                                                                       Termination Date in respect of the Shares. Such
                                                                       interest shall accrue from the date of ING's
                                                                       receipt of the cash dividend to (but excluding)
                                                                       the Termination Date at the Dividend Interest
                                                                       Rate.

                                                                  "Aggregate Final Valuation Price" means an amount
                                                                  equal to (i) the product of the Final Share Price and
                                                                  the Number of Shares minus (ii) the product of $0.013
                                                                  per Share and the Number of Shares.

                                                                  "Aggregate Initial Valuation Price" means an amount
                                                                  equal to the sum of (i) the product of the Initial
                                                                  Share Price and the Number of Shares, and (ii) the
                                                                  product of $0.013 per Share and the Number of Shares.

                                                                  "Dividend Interest Rate" means with respect to any USD
                                                                  cash dividends on the Shares received by ING, a rate
                                                                  determined by the Calculation Agent as the bond
                                                                  equivalent yield on U.S. Treasury bills with a
                                                                  remaining maturity equal to (or approximately equal
                                                                  to) the then remaining Term.

                                                                  "Early Termination Interest Amount" means the present
                                                                  value of the product of: (i) the sum of (A) the
                                                                  product of (1) the lesser of the Notional Amount or
                                                                  the Initial

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



                                                                  Notional Amount and (2) 5.25%, and (B) the product of
                                                                  (1) the excess (if any) of the Notional Amount over
                                                                  the Initial Notional Amount, and (2) the rate equal to
                                                                  the USD-LIBOR-BBA described in clause (ii) of the
                                                                  definition of "Additional Interest Amount", (ii) the
                                                                  number of days from (and including) the Floating
                                                                  Amount Payment Date to (but excluding) the Scheduled
                                                                  Termination Date and (iii) 1/360.

                                                                  "Exchange" means the New York Stock Exchange.

                                                                  "Exchange Business Day" means a trading day on the
                                                                  Exchange other than a day on which trading on the
                                                                  Exchange is scheduled to close prior to its regular
                                                                  weekday closing time.

                                                                  "Exchange Price" means with respect to any day, the
                                                                  official closing price on the Exchange of one Share on
                                                                  such day, subject to clause (b) of the penultimate
                                                                  sentence in the definition of "Final Valuation Date."

                                                                  "Extraordinary Price Decrease" means with respect to
                                                                  any day, a decrease of five percent or more in the
                                                                  Exchange Price from the Exchange Price on the
                                                                  immediately preceding Exchange Business Day.

                                                                  "Final Share Price" means:

                                                                  (a) in the event that at any time on the first day of
                                                                  the Final Valuation Period, ING shall hold Shares in
                                                                  respect of the Transaction in a number no less than
                                                                  75% of the Number of Shares, the "Final Share Price"
                                                                  shall be the average weighted sale price per Share of
                                                                  such Shares sold by ING during the Final Valuation
                                                                  Period, or

                                                                  (b) in all other cases, the "Final Share Price" shall
                                                                  be the average weighted Exchange Price for each Final
                                                                  Valuation Date (such weighting to be based on the
                                                                  Fractional Components).

                                                                  "Final Valuation Date" means any Scheduled Final
                                                                  Valuation Date unless there is a Market Disruption
                                                                  Event on such Scheduled Final Valuation Date. If there
                                                                  is a Market Disruption Event on such Scheduled Final
                                                                  Valuation Date, then the relevant Final Valuation Date
                                                                  shall be the first succeeding Exchange Business Day on
                                                                  which there is no Market Disruption Event, unless
                                                                  there is a Market Disruption Event on each of the two
                                                                  Exchange Business Days immediately following the
                                                                  original date that, but for the Market Disruption
                                                                  Event, would have been the Final Valuation Date. In
                                                                  that case,
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



                                                                  (a) that second Exchange Business Day shall be deemed
                                                                  to be the relevant Final Valuation Date,
                                                                  notwithstanding the Market Disruption Event, and (b)
                                                                  the Calculation Agent shall determine the Exchange
                                                                  Price in accordance with its good faith estimate of
                                                                  the Exchange traded price for a Share that would have
                                                                  prevailed but for the Market Disruption Event as of
                                                                  3:00 p.m., New York time, on that second Exchange
                                                                  Business Day. In no event shall the final Final
                                                                  Valuation Date be later than the second Exchange
                                                                  Business Day after the Termination Date.

                                                                  "Final Valuation Period" means the period from (and
                                                                  including) the initial Scheduled Final Valuation Date
                                                                  to (and including) the final Final Valuation Date.

                                                                  "Fractional Component" means with respect to each
                                                                  Final Valuation Date, 1/15, except that if any Market
                                                                  Disruption Event shall occur during the Final
                                                                  Valuation Period, the "Fractional Component" with
                                                                  respect to any Final Valuation Date occurring on or
                                                                  after the date on which such Market Disruption Event
                                                                  shall occur shall be such other percentage as shall be
                                                                  determined by the Calculation Agent, provided that the
                                                                  sum of the Fractional Components shall equal one.

                                                                  "Initial Share Price" means:

                                                                  (a) in the event that during the Initial Valuation
                                                                  Period ING shall have entered into trades to purchase
                                                                  any Shares in respect of this Transaction, the average
                                                                  weighted purchase price per Share for such Shares, or

                                                                  (b) in all other cases, the "Initial Share Price"
                                                                  shall be the average unweighted Exchange Price for
                                                                  each Exchange Business Day during the Initial
                                                                  Valuation Period.

                                                                  "Initial Valuation Period" means the period from (and
                                                                  including) the Effective Date to (but excluding) the
                                                                  Second Fixed Amount Payment Date.

                                                                  "Market Disruption Event" means the occurrence or
                                                                  existence on any Exchange Business Day of any
                                                                  suspension or limitation imposed on trading on the
                                                                  Exchange in the Shares, if in the determination of the
                                                                  Calculation Agent such suspension or limitation is
                                                                  material.

                                                                  "Put Protection Amount" means the aggregate USD value
                                                                  of the Puts purchased by ING during the Initial

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



                                                                  Valuation Period in connection with the Transaction
                                                                  if, on the exercise date thereof, the price of the
                                                                  Shares were $0.00. ING shall use the proceeds of the
                                                                  Third Fixed Amount to purchase Puts on Shares as
                                                                  follows: initially, ING shall attempt to purchase Puts
                                                                  on approximately 400,000 Shares; however, the final
                                                                  number of Shares on which ING shall be able to
                                                                  purchase Puts shall be based on the market price of
                                                                  the Shares on the date that the Puts are purchased.
                                                                  For purposes of this definition, "Puts" shall mean put
                                                                  options on Shares, with an exercise price struck as
                                                                  close to 25% out-of-the-money as possible at the time
                                                                  purchased. ING shall only purchase Puts "onexchange"
                                                                  or in the form of over-the-counter contracts with
                                                                  recognized option dealers.

                                                                  "Remaining Percentage" means with respect to any day
                                                                  in the Final Valuation Period, an amount equal to the
                                                                  excess of (i) 100% over (ii) the sum (expressed as a
                                                                  percentage) of the Fractional Components for such day
                                                                  and each Final Valuation Date prior to such day.

                                                                  "Scheduled Final Valuation Dates" mean the 14 Exchange
                                                                  Business Days prior to the Termination Date and the
                                                                  Termination Date.

                                                                  "USD Value" means with respect to any dividend not in
                                                                  the form of USD cash: (i) if there is a customary
                                                                  interdealer market for such dividend, the market bid
                                                                  price of such dividend as determined by the
                                                                  Calculation Agent or (ii) if no such market or price
                                                                  exists then the fair market value of such dividend as
                                                                  determined in good faith by the Calculation Agent, in
                                                                  each case, net of all withholding taxes and customary
                                                                  brokerage and other fees in respect of such dividends
                                                                  or the sale of such dividends.

                                                                  (b) Collateral Requirement:

                                                                  (i) New Valley will deliver to ING pursuant to the
                                                                  Security Agreement on the Effective Date collateral in
                                                                  the form of zero coupon U.S. Treasury Bills with a
                                                                  value on the Effective Date equal to USD 8,562,500.

                                                                  (ii) New Valley will deliver to ING pursuant to the
                                                                  Security Agreement on the Second Fixed Amount Payment
                                                                  Date collateral such that the Value of all Collateral
                                                                  held by ING shall not be less than the Transaction
                                                                  Collateral Requirement.
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

                                                                  (iii) For the purposes of Sections 2 and 3 of the
                                                                  Security Agreement, and solely with respect to this
                                                                  Transaction:

                                                                       (A) the "Initial Amount" shall be

                                                                       USD 8,562,500;

                                                                       (B) the "Transaction Collateral Requirement"
                                                                       under the Security Agreement for this Transaction
                                                                       shall be an amount determined by ING to be equal
                                                                       to the sum of (i) 25% of the Notional Amount,
                                                                       plus (ii) the then mark-to-market exposure of ING
                                                                       to New Valley under this Transaction (expressed
                                                                       as a positive number) plus (iii) all unpaid
                                                                       amounts due and payable by New Valley to ING
                                                                       under this Transaction;

                                                                       (C) the only permissible types of Collateral
                                                                       permitted to be substituted pursuant to Section
                                                                       2(b) of the Security Agreement shall be USD cash
                                                                       and U.S. Treasury bills with original maturities
                                                                       of one year or less;

                                                                       (D) for purposes of Section 2(a) of the Security
                                                                       Agreement, (1) except as provided in paragraphs
                                                                       (i) and (ii) above, ING shall demand additional
                                                                       Collateral only if it shall have determined that
                                                                       the Transaction Collateral Requirement exceeds
                                                                       the Value of Collateral referred to therein (and
                                                                       assuming the term "20%" were substituted for
                                                                       "25%") in the definition of "Transaction
                                                                       Collateral Requirement", and (2) such a demand
                                                                       shall be deemed to automatically be given at 3:00
                                                                       p.m., New York City time, on any day on which an
                                                                       Extraordinary Price Decrease shall occur;

                                                                       (E) without limiting ING's rights under Section 9
                                                                       of the Security Agreement, the last sentence of
                                                                       Section 4 of the Security Agreement shall not
                                                                       apply to the Government Securities pledged by New
                                                                       Valley to ING thereunder with respect to this
                                                                       Transaction; and

                                                                       (F) for purposes of Section 2(d) of the Security
                                                                       Agreement, New Valley may request (in accordance
                                                                       with such Section) ING to release collateral to
                                                                       New Valley.
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

                                                                  (C) NON RELIANCE:

                                                                  EACH PARTY REPRESENTS TO THE OTHER PARTY THAT IT IS
                                                                  ENTERING INTO THIS TRANSACTION IN RELIANCE UPON ITS
                                                                  OWN INDEPENDENT JUDGMENT AND THAT:

                                                                  (I) IT IS A SOPHISTICATED INVESTOR AND THIS
                                                                  TRANSACTION IS SUITABLE FOR ITS INVESTMENT CRITERIA;

                                                                  (II) THE OTHER PARTY HERETO OR THERETO IS NOT ACTING
                                                                  AS A FIDUCIARY OR FINANCIAL OR INVESTMENT ADVISOR FOR
                                                                  IT;

                                                                  (III) IT IS NOT RELYING (FOR PURPOSES OF MAKING ANY
                                                                  INVESTMENT DECISION OR OTHERWISE) UPON ANY ADVICE,
                                                                  COUNSEL OR REPRESENTATIONS (WHETHER WRITTEN OR ORAL)
                                                                  OF THE OTHER PARTY HERETO OR THERETO OTHER THAN THE
                                                                  REPRESENTATIONS EXPRESSLY SET FORTH IN THIS
                                                                  CONFIRMATION, AND THE AGREEMENT;

                                                                  (IV) THE OTHER PARTY HERETO OR THERETO HAS NOT GIVEN
                                                                  TO IT (DIRECTLY OR INDIRECTLY THROUGH ANY OTHER
                                                                  PERSON) ANY ASSURANCE, GUARANTY, OR REPRESENTATION
                                                                  WHATSOEVER AS TO THE EXPECTED OR PROJECTED SUCCESS,
                                                                  PROFITABILITY, RETURN, PERFORMANCE, RESULT, EFFECT,
                                                                  CONSEQUENCE, OR BENEFIT (EITHER LEGAL, REGULATORY,
                                                                  TAX, FINANCIAL, ACCOUNTING, OR OTHERWISE) OF THIS
                                                                  TRANSACTION OR OTHER DOCUMENTATION RELATING TO THIS
                                                                  TRANSACTION;

                                                                  (V) IT HAS CONSULTED WITH ITS OWN LEGAL, REGULATORY,
                                                                  TAX, BUSINESS, INVESTMENT, FINANCIAL, AND ACCOUNTING
                                                                  ADVISORS TO THE EXTENT IT HAS DEEMED NECESSARY, AND IT
                                                                  HAS MADE ITS OWN INVESTMENT, HEDGING AND TRADING
                                                                  DECISIONS BASED UPON ITS OWN JUDGMENT AND UPON ANY
                                                                  ADVICE FROM SUCH ADVISORS AS IT HAS DEEMED NECESSARY
                                                                  AND NOT UPON ANY VIEW EXPRESSED BY THE OTHER PARTY
                                                                  HERETO OR THERETO;

                                                                  (VI) IT HAS DETERMINED THAT THE RATES, PRICES OR
                                                                  AMOUNTS AND OTHER TERMS OF THIS TRANSACTION AND THE
                                                                  INDICATIVE QUOTATIONS (IF ANY) PROVIDED BY THE OTHER
                                                                  PARTY HERETO OR THERETO REFLECT THOSE IN THE RELEVANT
                                                                  MARKET FOR SIMILAR TRANSACTIONS, AND ALL TRADING
                                                                  DECISIONS HAVE BEEN THE RESULT OF ARM'S LENGTH
                                                                  NEGOTIATIONS BETWEEN THE PARTIES;

                                                                  (VII) IT IS ENTERING INTO THIS CONFIRMATION AND ANY
                                                                  OTHER DOCUMENTATION RELATING TO THIS TRANSACTION WITH
                                                                  A FULL UNDERSTANDING OF ALL OF THE TERMS, CONDITIONS
                                                                  AND RISKS HEREOF AND THEREOF (ECONOMIC AND OTHERWISE),
                                                                  AND IT IS CAPABLE OF ASSUMING AND WILLING TO ASSUME
                                                                  (FINANCIALLY AND OTHERWISE) THOSE RISKS; AND
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



                                                                  (VIII) THE INDIVIDUAL(S) EXECUTING THIS CONFIRMATION
                                                                  AND ANY OTHER RELATED DOCUMENTATION (INCLUDING THE
                                                                  AGREEMENT) ARE DULY EMPOWERED AND AUTHORIZED TO DO SO.

3. Adjustment Provisions:                                         Notwithstanding anything herein to the contrary, the
                                                                  provisions of Part 6 "Equity Swap Adjustment Events"
                                                                  of the Schedule to the Agreement applies to this
                                                                  Transaction.

4. Account Details:

   Payments to ING:                                               Morgan Guaranty Trust Company New York
                                                                  ABA No.: 0210-0023-8
                                                                  Account No.: 600-07-116
                                                                  Account: ING (U.S.) Capital Corporation
                                                                  Favor: Internationale Nederlanden (U.S.)
                                                                    Capital Markets, Inc.
                                                                  Reference:  SAG20
                                                                  Attention:  Ruth Troche

   Payments to New Valley:                                        Barnett Bank of South Florida, N.A.
                                                                  Miami Florida
                                                                  ABA No.:  067003985
                                                                  Account:  New Valley Corporation
                                                                  Account No.:  1596321083
                                                                  Attention:  Ivonne Gomez
                                                                  Phone No.:  305-789-3099




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                                      -12-

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to the fax number listed above.

Yours Sincerely,                             Accepted and Confirmed:

INTERNATIONALE NEDERLANDEN (U.S.)            NEW VALLEY CORPORATION
CAPITAL MARKETS, INC.

By:/s/ JOHN H. CLEMENT                       By:/s/ RICHARD LAMPEN
   ----------------------                       ----------------------
Name:  John H. Clement                       Name:  Richard Lampen

Title:  Vice President                       Title:  Executive Vice President



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